EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended             Six Months Ended
                                         September 30,                 September 30,
                                    -----------------------       ------------------------
                                      1996          1995             1996           1995
                                    ----------    ---------       ----------     ---------
PRIMARY:
   Average shares outstanding         6,223,029     5,359,804      5,822,975      5,357,858
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using average market price         265,163       215,418        293,452        208,850
                                     ----------    ----------     ----------     ----------

TOTAL                                 6,488,192     5,575,222      6,116,427      5,566,708
                                     ==========    ==========     ==========     ==========

Net income                           $  487,000    $  302,000     $1,340,000     $  809,000
                                     ==========    ==========     ==========     ==========

Per share amount                     $      .08    $      .05     $      .22     $      .15
                                     ==========    ==========     ==========     ==========

FULLY DILUTED:
   Average shares outstanding         6,223,029     5,359,804      5,822,975      5,357,858
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using the higher of ending
     or average market price            265,163       234,711        293,452        236,440
                                     ----------    ----------     ----------     ----------
TOTAL                                 6,488,192     5,594,515      6,116,427      5,594,298
                                     ==========    ==========     ==========     ==========

Net income                           $  487,000    $  302,000     $1,340,000     $  809,000
                                     ==========    ==========     ==========     ==========

Per share amount                     $      .08    $      .05     $      .22     $      .14
                                     ==========    ==========     ==========     ==========


The number of shares and per share amounts for the three and six month periods ended September 30, 1995 have been retroactively adjusted to reflect the Company's 1 for 2 reverse stock split, effected March 21, 1996.


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